Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into as of the 26th day of April, 2019 (the “Effective Date”), between Columbia Care LLC, a Delaware corporation with a principal place of business at 745 Fifth Avenue, New York, NY 10151 (which hereinafter includes any successor, parent, subsidiary and affiliate, and is collectively referred to as the “Company”), and Michael Abbott an individual (hereinafter referred to as “Executive” or “you”). In consideration of the promises and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Employment Period. Executive’s employment hereunder shall commence on the Effective Date and shall continue for a period of five years (the “Initial Term”), unless terminated as provided for in Paragraph 6 of this Agreement. At the expiration of the Initial Term, this Agreement shall be automatically extended for additional successive twelve-month periods (each a “Renewal Period,” collectively the “Renewal Periods”) if neither party has given notice in writing of its or the Executive’s intention not to renew this Agreement not less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Period (the Initial Employment Period, as extended by one or more Renewal Periods, being hereafter referred to as the “Employment Period”). The date on which Executive’s employment terminates shall be referred to herein as the “Termination Date.” The failure of either party to renew this Agreement shall not constitute a termination for purposes of entitlement to any severance payment provided for in Paragraph 7 of this Agreement.

2. Employment Period Duties. During the Employment Period, the Executive shall be employed by and serve as Executive Chairman of the Company on a full-time basis reporting directly to Board of Directors of the Company (the “Board”). The Executive shall perform such duties as are normally associated with the position and such duties as are assigned to Executive from time to time, and shall serve on the Board. The Company reserves the right from time to time to change the nature and scope of Executive’s duties. Executive hereby agrees and understands that the primary place of work is the Company office in New York, New York and that Executive may also be required to travel, including travel outside of the United States of America, in furtherance of the duties of the position.

3. Exclusive Service. Executive hereby agrees to devote all of his/her reasonable efforts and business time, attention, and energies to the performance of his/her duties under this Agreement and to the Company; provided that Executive may serve on the board of directors of purely philanthropic or civic organizations or on the board of directors of one other company that is not competitive with the business of the Company (“Corporate Boards”), in each case only to the extent that such service or participation does not interfere with Executive’s employment with the Company or duties under this Agreement. Executive may serve on the board of directors of additional companies that are not competitive with the business of the Company to the extent that such service or participation does not interfere with Executive’s employment with the Company or duties under this Agreement and Executive has advised the Company prior to commencing, and the Company has consented (which consent shall not be unreasonably withheld) to, such additional Corporate Board service.

4. Restrictive Covenants.

4.1 Executive understands that the Company has spent considerable time, effort and expense developing proprietary information and has taken reasonable measures to protect its secrecy. Therefore, as a condition of employment with the Company, Executive shall execute the Non-Competition, Non-Solicitation and Non-Disclosure (the “NDA”), which is attached hereto as Exhibit A and incorporated by reference herein. The NDA is intended to survive and does survive the termination or expiration of this Agreement. The obligations, duties and liabilities of the Executive pursuant to Exhibit A of this Agreement are continuing, absolute and unconditional, and shall remain in full force and effect, despite any termination of this Agreement for any reason whatsoever, with or without Cause, or the failure to renew this Agreement.

4.2 Executive has carefully read and considers this Section 4 and the NDA to be fair, reasonable and reasonably required for the protection of the interests of the Company. These provisions may be waived only by a written amendment signed by the parties. In the event Executive breaches any of the covenants in the NDA, any entitlement Executive may have to severance payments pursuant to Section 6, shall be forfeited.

5. Compensation and Benefits. As compensation for the services to be performed by the Executive under this Agreement, the Company agrees to pay the Executive, and the Executive agrees to accept the following:

5.1 Salary. The Company shall pay to the Executive an annual base salary of Four Hundred Thousand US Dollars ($400,000.00) (the “Base Salary”) commencing on January 1, 2020, which shall be payable in equal installments, not less frequently than bi-weekly, in accordance with the Company’s payroll practices; shall be subject to customary and required deductions and withholdings.

5.2 Discretionary Bonus. Executive will be eligible to participate in Company’s annual bonus plan, subject to its terms and conditions, with the potential to earn a short-term cash bonus under the Company’s annual management incentive plan or other similar bonus plan, equivalent to a target percentage of up to fifty percent (50%) of Executive’s Base Salary (“Bonus”), based upon achievement of corporate and individual goals. The Company shall pay the Bonus for a calendar year, if at all, on or after January 1st, but by no later than March 15th, of the following calendar year, and Executive must be employed by the Company on the payment date in order to have earned the Bonus. No annual Bonus is guaranteed, and its payment rests in the sole discretion of the Company.

5.3 Incentive Equity Grants. Executive shall be eligible to receive discretionary equity grants (“Equity Grants”) under the Columbia Care Inc. Omnibus Long-Term Incentive Plan, as may be amended from time to time (“Omnibus Plan”), based upon achievement of corporate and individual goals. The current annual target for Executive is One Million Seven Hundred and Fifty Thousand US Dollars ($1,750,000.00). Such Equity Grants are subject to all of the terms and conditions of the Omnibus Plan. The vesting schedule, exercise timing and price per unit (as defined in the applicable award agreement) will be determined in accordance with the Omnibus Plan. Executive should consult with a tax advisor concerning the tax risks associated with accepting the Equity Grants.

5.4 Benefits. The Executive shall be entitled to participate in the Company’s benefit plans, including but not limited to, medical, dental, vision, life and disability insurance plans, subject to the eligibility and contribution requirements, enrollment criteria and the other terms and conditions of such plans. The Company reserves the right to modify, amend and eliminate any such plans, in its sole and absolute discretion.

5.5 Paid Time Off. Executive shall be entitled to paid vacation and holidays pursuant to the terms of the Company’s vacation policy as may exist and be amended from time to time in the sole and absolute discretion of the Company. Executive shall also be eligible for paid sick days, pursuant to the Company’s applicable policy as may exist and be amended from time to time in the sole and absolute discretion of the Company, and in accordance with any applicable laws.

5.6 Expense Reimbursement. The Company shall reimburse the Executive for any reasonable out-of-pocket business expenses, including for travel, marketing, entertaining or other similar business expenses, incurred by the Executive during the Employment Period in the discharge of the position duties under this Agreement (“Expense”); provided that for each Expense, such Expense was incurred and the related reimbursement request was made, in compliance with the Company’s expense reimbursement policy in effect and supported by relevant documentation.

5.7 Life and Disability Insurance. The Company shall reimburse the Executive for the costs of life and long-term disability insurance up to $20,000 per year, provided that the request for reimbursement is supported by relevant documentation.

5.8 Tax Planning Costs. The Company shall reimburse the Executive for the costs associated with tax planning and preparation up to $20,000 per year, provided that the request for reimbursement is supported by relevant documentation.

6. Termination of Employment.

6.1 Termination Upon Death or Disability. In the event of Executive’s death or the Executive’s incapacity due to Disability (as defined herein) during the Employment Period, the Executive’s employment shall terminate, and the Executive shall only receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unpaid vacation. In the event of Executive’s death, those payments will be made to the estate or legal representative of Executive and any death benefits payable and due to the death of Executive under Company benefit plans or programs will also be paid. For the purpose of this Section 6.1, Disability means a mental or physical condition which, in the opinion of the Company as supported by competent medical evidence and after consideration and compliance with its obligations under the Americans with Disabilities Act, and all applicable state and local laws, renders Executive unable and incompetent to carry out the material job responsibilities which such Executive held or the material duties to which Executive was assigned at the time the disability was incurred.

6.2 Termination Of Employment With Cause. In the event that Executive’s employment is terminated by the Company with Cause (as defined herein) the Executive shall only receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unpaid vacation.

“Cause” means Executive: (i) engaging in illegal conduct that was or is materially injurious to the Company or its affiliates; (ii) violating a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be injurious to the Company, except for any violation of the Controlled Substances Act arising from the Company’s cultivation and distribution of marijuana; (iii) material breach of the material terms of this Agreement, including Exhibit A, and/or any other restrictive covenant agreement, confidentiality agreement or invention assignment agreement between Executive and the Company; (iv) commission of a felony or committing any act of moral turpitude or the misappropriation of material property belonging to the Company or its affiliates; (v) engaging in any act that constitutes material misconduct, theft, fraud, embezzlement, misrepresentation, conflict of interest, or breach of fiduciary obligations or duty of loyalty to the Company; (vi) gross negligence or willful failure to follow lawful directions of the Board, other than due to illness or incapacity; (vii) unauthorized use or disclosure of proprietary information of the Company, which use or disclosure causes material harm; or (viii) material violation of any material policies of the Company; provided that, any violations of the Company’s policies with respect to Paid Time Off shall not serve as a basis for Cause and, with respect to subpart (viii), Executive must be provided with written notice of Executive’s termination for Cause (including an explanation of the basis for Cause) and be provided with a 30-day period following Executive’s receipt of such notice to cure the event(s) that trigger Cause. The full Board (excluding the Executive) shall make the final determination of the Company in good faith as to whether the Executive has cured the existence of Cause, except with respect to any violations of the Company Expense policy which shall be deemed cured if the Executive, upon receipt of notice of the alleged violation, reimburses the Company.

6.3 Termination Of Employment Without Cause Or Resignation For Good Reason. In the event that the Company terminates Executive’s employment without Cause (as defined in Section 6.2) or for Good Reason (as defined herein), then subject to the conditions set forth in this Section 6.3, Executive shall receive:

(i) an amount equal to twenty-four (24) months of Executive’s then current Base Salary and Bonus, less all applicable withholdings and deductions, paid over such 24-month period in installments on the Company’s regular payroll schedule following the Termination Date;

(ii) the Company shall pay its share of the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for Executive and Executive’s eligible dependents (as of the Termination Date) for twenty-four (24) months beyond the Termination Date, provided that Executive timely elects continued coverage under COBRA following the Termination Date; and

(iii) outplacement services for a period of one (1) year following the Termination Date.

Executive will have Good Reason to terminate his or her employment, if without his or her consent, the Company: (A) requires the Executive to report to someone other than the Board (provided that Good Reason shall not be deemed to occur if the Company becomes the subsidiary of another company with other material business operations, the operations of the Company are not materially modified, and the Executive is required to report to the principal executive officer of the ultimate parent company), (B) the Board fails to nominate the Executive for re-election to the Company’s Board or removes the Executive from the Board, or (C) has assigned the Executive a new title which is a material adverse diminution in the Executive’s title; provided that Executive shall not have Good Reason, unless and until: (1) the Executive has delivered to the Company within fifteen (15) days of the event(s) giving rise to such alleged Good Reason a written notice (i) signed by the Executive, (ii) setting forth the Executive’s intention to terminate his or her employment for Good Reason, (iii) indicating the specific termination provision(s) relied upon, and (iv) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason; (2) the Company is given fifteen (15) days in which to investigate the allegations made by the Executive (“Investigation Period”), provided that during such Investigation Period the Company, at its sole election, may suspend the Executive’s employment with pay; (3) the Company has failed to cure the alleged failure within thirty (30) days following the expiration of the Investigation Period; and (4) the Executive has terminated employment within fifteen (15) days following the Company’s deadline for curing the alleged failure. The notice shall be provided by hand delivery, or registered or certified mail, return receipt requested, postage prepaid, to the address of the principal office of the Company, attention: General Counsel.

Executive’s receipt of payments and benefits in this Section 6.3 is conditioned on and subject to (i) Executive signing and not rescinding this Agreement and the NDA attached hereto as Exhibit A (and incorporated herein), and (ii) Executive signing and not rescinding an effective, general release of all claims, other than a release of claims for indemnification made under Sections 9 and 10 of this Agreement or under the Company’s constituent documents, in favor of the Company and in a form acceptable to the Company within no greater than 60 days following the Termination Date. In the event the Executive breaches the NDA, any entitlement to severance pursuant to this Section 6.3 shall be forfeited.

6.4 Termination Following A Change In Control. In the event that the Company terminates Executive’s employment without Cause (as defined in Section 6.2) or the Executive resigns for Good Reason (as that term is defined in Section 6.3) following a Change In Control (as that term is defined herein), then subject to the conditions set forth in this Section 6.4, Executive shall receive:

(i) an amount equal to thirty-six (36) months of Executive’s then current Base Salary and bonus, less all applicable withholdings and deductions, paid over such 36-month period in installments on the Company’s regular payroll schedule following the Termination Date;

(ii) the Company shall pay its share of the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for Executive and Executive’s eligible dependents (as of the Termination Date) for thirty-six (36) months beyond the Termination Date, provided that Executive timely elects continued coverage under COBRA following the Termination Date; and

(iii) outplacement services for a period of one (1) year following the Termination Date.

“Change in Control” means, other than the transaction between the Company and Canaccord Genuity Growth Corp. effective April 26, 2019, (the “SPAC Transaction”), the (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) unless, immediately following such a merger, consolidation or reorganization the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization; (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (including through the sale or other disposition of the equity of one or more subsidiaries of Company), unless, immediately following such a sale or liquidation persons who owned the voting securities of the Company outstanding immediately prior thereto represent, on substantially the same proportions, at least fifty percent (50%) of the combined voting power of the voting securities of the entity which owns the Company assets immediately after such liquidation or sale; or (C) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustee or other fiduciary holding the Company securities under any executive benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company Shares), becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities or otherwise acquiring the power to elect or designate a majority of the members of the Board. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Code Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation 1.409A-3(i)(5).

Executive’s receipt of payments and benefits in this Section 6.4 is conditioned on and subject to (i) Executive signing and not rescinding this Agreement and the NDA attached hereto as Exhibit A (and incorporated herein), and (ii) Executive signing and not rescinding an effective, general release of all claims in favor of the Company, other than a release of claims for indemnification arising under Sections 9 and 10 of this Agreement or under the Company’s constituent documents) and in a form acceptable to the Company within no greater than 60 days following the Termination Date. In the event the Executive breaches the NDA, any entitlement to severance pursuant to this Section 6.4 shall be forfeited.

6.5 Voluntary Resignation. In the event the Executive resigns his employment without Good Reason (as that term is defined in Section 6.3), Executive shall receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation, and the Company shall have no further obligations to the Executive under this Agreement.

7. Injunctive Relief. Executive and the Company: (i) intend that the provisions of Exhibit A be and become valid and enforceable; (ii) acknowledge and agree that the provisions of Exhibit A are reasonably necessary to protect the legitimate interests, business and good will of the Company; and (iii) that any violation of Exhibit A will result in immediate, substantial and irreparable injury to the business and goodwill of the Company for which there exists no adequate remedy at law. Accordingly, Executive agrees that if s/he violates any of the provisions of Exhibit A, then, in addition to any other remedy available at law or in equity, the Company shall be entitled to an injunction restraining such breach, without the requirement of demonstrating irreparable injury or of posting a bond, as well as liquidated damages, including, but not limited to, any and all money(ies) or payment(s) earned by the Executive during the period of the breach. Executive understands and agrees that the foregoing relief is without notice to Executive and without the necessity of proving actual damages. In the event that either party breaches any portion of this Agreement, the prevailing party in an action to enforce or interpret this Agreement may recover from the other party reasonable attorneys’ fees and costs incurred in that subsequent action or proceeding, in addition to all other relief to which the prevailing party may be entitled. Executive agrees that the provisions of Section 14 shall not apply to proceedings brought by the Company to obtain the equitable relief authorized under this Section 7, which proceedings the Company shall be free to institute in any court of competent jurisdiction within or outside of the State of New York.

8. Warranties and Covenants. As an inducement to the Company to enter into this Agreement, Executive represents and warrants as follows: (i) there exist no impediments or restraints, contractual or otherwise on Executive’s power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder; and (ii) the performance of Executive’s obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or any other restrictive covenant of any type or exclusive employment to which Executive is or was subject.

9. Indemnification. In the event that Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) by reason of the fact that Executive is or was an employee, officer or director of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, subsidiary or a partnership, joint venture, trust or other enterprise, or because of conduct properly undertaken by Executive in executing his duties pursuant to Section 2, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted by, and except as prohibited under applicable law, from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on Executive’s behalf to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Agreement. The Company agrees that it will not claim that it is prohibited under applicable law from indemnifying or reimbursing Executive under this paragraph on the basis that a Proceeding is based on or arises under the Controlled Substances Act, unless otherwise prohibited by law.

Notwithstanding the foregoing, this indemnification provision shall not apply to any Proceeding initiated by Executive or the Company relating to any dispute between Executive and the Company. Moreover, the Indemnity shall not cover any judgment or arbitration award for punitive damages.

10. Directors’ and Officers’ Insurance. The Company represents that it will use best efforts to maintain directors’ and officers’ liability insurance to cover the Executive’s acts and omissions during the term of Executive’s employment providing coverage to Executive on terms that are no less favorable than the coverage provided to the directors and senior executives of the Company as of the date hereof, subject to the terms and exclusions of the applicable policy.

11. Withholding. All sums payable to Executive shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

12. Code Section 409A; Six Month Holdback. It is intended that all of the payments and benefits payable under this Agreement satisfy, to the greatest extent possible, the exemptions from 409A. To the extent (i) any payments to which Executive becomes entitled under this agreement, or any agreement or plan referenced herein, in connection with Executive’s separation of service from the Company constitute deferred compensation subject to Section 409A of the Code and (ii) Executive is deemed by the Company at the time of such separation of service to be a “specified” Executive under Section 409A of the Code, as determined by the Company, by which determination Executive agrees to be bound, then such payment shall not be made or commence until the earliest of (i) the expiration of the six (6)- month period measured from the date of Executive’s “separation from service” (as such term is defined below); (ii) the date Executive becomes “disabled” (as defined in Section 409A of the Code); or (iii) the date of Executive’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which you would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive in one lump sum. With respect to any determination that the payments or benefits provided for in this Agreement are subject to Section 409A, then each payment or installment is a separate and distinct payment and, to the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. For purposes of this Agreement, separation or termination of Executive’s employment with the Company shall mean “separation from service” within the meaning of Section 409A of the Code and Section 1.409A-l(h) of the regulations promulgated under the Code or any successor regulations. In any event, the Company makes no representations or warranty and shall have no liability to Executive or any other person if any benefits or payments under this Agreement are determined to be deferred compensation subject to Code Section 409A and not to satisfy the conditions of that section. No interest shall be due on amounts deferred.

13. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) when hand-delivered if delivered by personal delivery or by Federal Express or similar courier service; (ii) on the date of receipt, refusal or non-delivery indicated on the return receipt if deposited in the United States mail, registered or certified, return receipt requested and with proper postage prepaid; or (iii) when received, if sent by facsimile with a copy sent via regular U.S. mail. All notices shall be addressed to the Company or Executive at their respective addresses set forth below, or to such other address as either party may designate for itself or himself/herself by written notice to the other given from time to time in accordance with the provisions of this Agreement:

To Executive: Michael Abbott

[***]

[***]

To Company: Bryan Olson

Chief Human Capital Officer

Columbia Care LLC

[***]

[***]

Meredith Cavallaro

Paduano & Weintraub LLP

[***]

[***]

14. Arbitration. Any disputes, controversies or claims arising under, relating to or in connection with this Agreement that the parties cannot resolve themselves, including without limitation, disputes, controversies or claims pertaining to the general application, validity, construction, interpretation or enforceability of this Agreement and including any dispute relating to Executive’s employment or the termination of that employment (except for claims for worker’s compensation and unemployment insurance, and claims by Company arising under Section 8 herein and Exhibit A, and for indemnification), shall be settled exclusively by final and binding arbitration, before a sole arbitrator, in accordance with the American Arbitration Association (“AAA”) Employment Arbitration Rules and Mediation Procedures. Prior to submitting any dispute, controversy or other claim to binding arbitration, the parties agree to submit the claim to a mediator in accordance with the AAA Mediation Procedures. Included within this arbitration provision are any claims based on violation of local, state or federal law, such as claims for discrimination, harassment, retaliation or civil rights violations under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Fair Labor Standards Act, ERISA, COBRA, New York state employment laws (including, without limitation, the New York State Human Rights Law, the New York City Human Rights Law, and the New York Labor Law), Massachusetts state employment laws (including, without limitation, the Massachusetts Fair Employment Practices Law and the

Massachusetts Payment of Wages Law) or similar federal, state, and local statutes. Except as otherwise provided in this Agreement, arbitration shall be the exclusive method of resolving any employment-related dispute, and both Company and Executive are giving up any right they may otherwise have to a judge or jury deciding such dispute; provided, however, that claims for worker’s compensation, for unemployment insurance benefits, for breach or enforcement of the NDA (attached as Exhibit A hereto), and rights to indemnification by the Company, may proceed before a court of competent jurisdiction in the State of New York, with law of the State of New York governing any such proceeding, without regards to conflicts of law principles.

14.1 Arbitration shall proceed solely on an individual basis; no claims shall be arbitrated on a class or collective action basis or on bases involving claims brought in a purported representative capacity on behalf of others. The arbitrator’s authority to resolve and make written awards is limited to claims between Executive and Company alone. Claims may not be joined or consolidated unless agreed to in writing by all parties. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

14.2 The arbitration shall provide for (i) reasonable written discovery and depositions as may be allowed by the arbitrator, and (ii) a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based. Except as provided by applicable law, the cost of such arbitration shall be borne equally by Executive and Company. All rights, causes of action, remedies and defenses available under applicable state and federal law and equity are available to the parties hereto, and shall be applicable as though in a court of law, including the right to file a motion for summary judgment.

14.3 This Section 14 to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Executive or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. The remedial authority of the arbitrator shall be the same as, but no greater than, what would be the remedial power of a court having jurisdiction over the parties and their dispute.

14.4 The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this Section 14 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 14 or this Agreement, and this Section 14 and this Agreement shall be reformed to the extent necessary to carry out the provisions of this Section 14 to the greatest extent possible and to ensure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that this Section 14’s arbitration provisions are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

14.5 Unless mutually agreed by the parties otherwise, any arbitration shall take place before the American Arbitration Association, or other arbitration tribunal as may be agreed to by the parties, in New York County, New York. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In the event that either party initiates litigation seeking to enforce or confirm an arbitration award, the prevailing party in such action may recover from the other party reasonable attorneys’ fees and costs incurred in that subsequent action or proceeding, in addition to all other relief to which the prevailing party may be entitled.

14.6 TO THE EXTENT ANY OR ALL OF THIS AGREEMENT TO ARBITRATION IS DEEMED INVALID OR UNENFORCEABLE, THE PARTIES NONETHELESS AGREE TO GIVE UP THEIR RIGHT TO A TRAIL BY JURY, IF ANY, IN THE EVENT OF ANY DISPUTE BETWEEN THEM.

14.7 BY AGREEING TO ARBITRATE, THE PARTIES ARE GIVING UP AND WAIVING THE RIGHT TO A TRIAL BY JURY OF ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY, AND ITS PARENT ENTITIES, SUBSIDIARIES AND AFFILIATES (AND ITS AND THEIR CURRENT AND FORMER MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EXECUTIVES AND AGENTS, WHETHER ACTING IN THEIR INDIVIDUAL CAPACITY OR THEIR CAPACITY ON BEHALF OF THE COMPANY OR ITS PARENT ENTITIES, SUBSIDIARIES AND AFFILIATES).

15. General Provisions.

15.1. Amendment. The provisions of this Agreement may be amended, modified, supplemented, or otherwise altered only if the Chairman of the Compensation Committee of the Board and the Executive have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Agreement and specifies the provision(s) that are being modified or amended (as applicable).

15.2 Representation by Counsel and Mutual Negotiation. Each party has had the opportunity to be represented by counsel of her or its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated, drafted and prepared at the joint request and direction of the parties, at arm’s length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms and without favor to any party.

15.3. Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Executive, his/her heirs, executors, and administrators, and the Company, its successors and assigns, except that the Executive may not assign any of his/her rights or duties hereunder without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; provided, however, that any such assignee assumes the Company’s obligations hereunder.

15.4. Waivers. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

15.5. Entire Agreement. This Agreement and its Exhibit sets forth the entire Agreement between the Company and the Executive relating to its subject matter and supersedes all such prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

15.6. Headings and Interchangeability. The headings of sections and subsections in this Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Agreement. Whenever appropriate, the singular form of a word shall be interpreted in the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

15.7. Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of him or it from time to time, in order to effectuate the provisions and purposes of this Agreement.

15.8. Severability. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances. Without limitation of the foregoing, the parties agree and acknowledge that the duration, scope and geographic area of the covenants described in Sections 4 and Exhibit A hereof are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and these obligations do not and will not prevent the Executive from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that such restrictions are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such provisions as will render such restrictions valid and enforceable.

15.9. Governing Law. This Agreement is being delivered and executed in the State of New York, and the validity, construction, and enforceability of this Agreement shall be governed in all respects by the law of the State of New York without regard to its conflicts of law principles.

16. Enforcement. In the event that any proceedings are brought to enforce this Agreement or remedy any breach hereof, then in addition to any and all damages resulting from any breach hereof, the prevailing party shall be entitled to recover its or his costs and expenses, including reasonable attorneys’ fees, incurred in the proceedings relating to the terms and conditions of this Agreement.

17. Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

MICHAEL ABBOTT	COMPANY:

/s/ Michael Abbott	/s/ James A.C. Kenendy
By: Michael Abbott	By: James A.C. Kenendy
Member, Board of Directors

Dated: 12/23/2019	Dated: 12/26/2019

EXHIBIT A

Non-Solicitation, Non-Competition And Non-Disclosure Assignment Agreement

In consideration and as a condition of my employment and continued employment by Columbia Care LLC (together with its subsidiaries and affiliates, the “Company” or “Columbia Care”), I hereby agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, whether or not in hard-copy or electronic format or communicated orally, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, “Proprietary Information”), and all tangible embodiments thereof, are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include but is not limited to trade secrets and other information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, files, lists, strategies, methods, policies, resolutions, notes, email correspondence, negotiations or litigation; (b) marketing, branding and advertising information, including strategies, plans, methods, market research data, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including financial or business plans, data and affairs, financial statements, bank statements, cost and performance data, debt arrangements, equity structure, investors and holdings, investor documents such as private placement memorandum, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, biological or chemical materials, concepts and ideas, and all internal sales, marketing, public affairs, operations and finance operating systems and data therein; (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, salary, bonus, incentive data, compensation structure, performance evaluations and termination arrangements or documents; and (f) other proprietary information, including creative properties, manufacturing and product conversion, production techniques, grow method, nutrient method, industrial agriculture, patient data, client data, data conclusions, mining data, mining methods, technology/technological initiatives, intellectual property/intellectual property assets, license pursuit plans, product rates and pricing, pricing factors, profit and profit margin data and databases, cost and performance data, license application materials, cultivation plans, security plans, manufacturing/processing plans, dispensing/distribution plans, property/facility specs and details, property facility layouts, internal management tools and systems, products and product research and development plans, testing data, formulas, research data, chemical formulations and other formulations, analysis, customers, clients, contracts and the like. Proprietary Information includes, without limitation, (1) information received in confidence by the Company from its customers or suppliers or other third parties, and (2) all biological or chemical materials and other tangible embodiments of the Proprietary Information.

2. No Unauthorized Disclosure or Use. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose or transfer any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

Further, notwithstanding my nondisclosure obligations described in this Section 2, I have been advised that 18 USC Section 1833(b) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made: (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I have been further advised that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret information in the court proceeding, so long as the individual (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, expect pursuant to court order.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons that require the Company to protect or refrain from use of confidential or proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such confidential or proprietary information. I further agree that I will not use such confidential or proprietary information for any purpose other than in connection with my employment with the Company, including, but not limited, not using such information to buy or sell any securities of any clients or former clients of the Company. I acknowledge that the Company makes no representations or warranties as to the accuracy or completeness of any confidential or proprietary information from third persons, or Proprietary Information from the Company. The Company shall not have any liability to you for the accuracy or completeness of Proprietary Information.

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4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full business/professional time and attention to the Company’s business. I also agree that I will not engage in any other business activity (including service on a Board of Directors) that conflicts with either my time commitment to the Company or my duties to the Company (e.g., being employed by, associated with or having a financial interest in a Company client, customer, vendor, supplier or any entity engaged in business with Company) or otherwise violate any Company policy, unless I receive prior approval in writing from the CEO of the Company. I will advise the CEO of the Company, or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict that it finds to exist.

5. Developments. I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns, all my right, title and interest in and to all Developments (as defined below) that: (a) are created, developed, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction (collectively, “conceived”) during the period of my employment and six (6) months thereafter and that relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company; (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, Proprietary Information or personal property (whether tangible or intangible) owned, licensed or leased by the Company (collectively, “Company-Related Developments”), and all related patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide claiming, covering or otherwise arising from or pertaining to Company-Related Developments (collectively, “Intellectual Property Rights”). I further agree that “Company-Related Developments” include, without limitation, all Developments that (i) relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company, and (ii) were not subject to an obligation to assign to another entity when conceived. I will make full and prompt disclosure to the Company of all Company-Related Developments, as well as all other Developments conceived by me during the period of my employment and six (6) months thereafter. I acknowledge that all work performed by me as an employee of the Company is on a “work for hire” basis. I hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related Developments.

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5.1 “Developments” mean inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship.

5.2 If, in the course of my employment with the Company, I incorporate a Development conceived by me before my employment that are not Company-Related Developments (“Prior Inventions”) into a Company product, process or research or development program or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license (with the full right to sublicense through multiple tiers) to make, have made, modify, use, offer for sale, import and sell such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

5.3 I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. If applicable, this Agreement shall be construed in accordance with the provisions of Section 2870 of the California Labor Code (a copy of which is attached as Appendix 1 hereto), and accordingly this Agreement shall not be interpreted to assign to or vest in the Company any rights in any inventions in violation of the California Labor Code.

5.4 To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. I have also listed on Exhibit A all patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”).

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6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments conceived by me, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, materials or other written, photographic or other tangible material containing or embodying Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. At any time upon the request of the Company, and in any event upon the termination of my employment for any reason, I will deliver to the Company all of the foregoing, and all other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. Any property situated on the Company’s premises or owned by the Company, including laboratory space, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice, and I shall have no expectation of privacy in any such property.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights, as well as all other patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide owned by or licensed to the Company. I will sign, both during and after the term of this Agreement, all papers, including copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or Intellectual Property Rights. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the same.

8. Non-Solicitation and Non-Competition. I acknowledge and agree that the Company has invested substantial time, money and resources in the development of its Proprietary Information, including as it pertains to its customers, clients, and collaborators. I further acknowledge that during the course of my employment, I will have access to and may use and work with such Proprietary Information that pertains to the customers, clients, and collaborators of the Company, and I agree that any Proprietary Information associated with any customer, client, or collaborator belongs exclusively to the Company.

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8.1 In order to protect the Company’s Proprietary Information and good will, during my employment and for a period of either (i) one (1) year following the termination of my employment for any reason or (ii) the period in which I receive payment of severance following the termination of my employment, whichever is longer, (the “Covenant Period”), I agree and covenant that I will not directly or indirectly, and in any manner, contact, solicit, canvass, approach, entice or attempt to persuade any existing or prospective vendor, service provider, customer, or client to (i) withdraw, curtail or cancel its business with the Company, or (ii) otherwise interfere with their relationship with the Company, for the purpose of competing with the business of the Company. For purposes of this Section 8, the term “existing” means any party with whom Employee dealt on behalf of the Company or about whom Employee possessed confidential or Proprietary Information through Employee’s employment with the Company at any time during the Employment Period; the term “prospective” means any party with whom the Company was in active negotiations to establish a relationship with at any time during the three (3) year period immediately preceding the termination of Employee’s employment and with whom Employee was involved in any manner in the attempt to establish the relationship or about whom Employee gained confidential or Proprietary Information; and the terms “service provider,” “vendor,” “client” or “customer” of the Company shall mean and refer to (i) each person or entity who has provided and/or received services or products from the Company during the Employment Period and Covenant Period, and (ii) each person or entity solicited by the Company to provide and/or receive services or purchase products during the Employment Period and Covenant Period.

8.2 During the Employment Period and at any time prior to the expiration of the Covenant Period, I will not directly or indirectly, and in any manner, employ, solicit, entice or attempt to entice away any director, officer, consultant or employee of the Company, either for my benefit, or for the benefit of any competitor of the Company or other third party to leave the Company or engage with another company or business which is competitive with the Company, nor will I otherwise interfere with or attempt to interfere with the Company’s relationship with its directors, officers, consultants and employees. Employee further agrees not to participate in or facilitate the hire, directly or indirectly or through another entity, of any person who is employed or engaged by the Company, or who was employed or engaged by the Company within two (2) months of any attempt to hire such person. The parties expressly acknowledge and agree that the placement of any general classified or “help wanted” advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 8.2.

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8.3 During the Employment Period and for the Covenant Period, unless limited by applicable law, I will not, directly or indirectly, and individually or as an employee, consultant, partner, member, officer, director, or agent of any other person, without the express prior written consent of the Company (which may be withheld for any reason in its sole discretion) provide services similar in nature to those I provided to the Company to any business that is competitive with the business of either of the Company (as then-current or demonstrably planned, with which the I was actively involved and/or have Proprietary Information), in any state within the United States or anywhere in the world in which I either have (i) rendered services to the Company, or (ii) had a material presence in or material influence on the business of the Company;

8.4 During the Employment Period and for an indefinite period thereafter, I will not use the name of the Company in the conduct of any business activities or for my personal use (except, for Employee’s use on his resume) without the prior written consent of the Company, as applicable, except as necessary to perform my employment functions during the Employment Period.

8.5 I acknowledge and agree that if I violate any of the provisions of this Section 8, the running of the Covenant Period will be extended by the time during which I engage in such violation(s).

9. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

10. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is material and likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies that may be available, will be entitled to specific performance and other injunctive relief without the posting of a bond, as well as liquidated damages, including, but not limited to, any and all

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money(ies) or payment(s) earned by the Employee and any subsequent employer of the Employee during the period of the breach. If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including attorneys’ fees and expenses.

11. Publications And No Disparagement. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. I will not make any public statement which is intended to either (i) be derogatory or critical of, or negative toward, Columbia Care or its managers, or (ii) to malign, harm, disparage, defame or damage the reputation of Columbia Care or its managers.

12. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

13. Corporate Compliance. I agree that I will abide by all policies and procedures that the Company may have in effect from time to time, including without limitation, any Code of Conduct or corporate compliance program. I further acknowledge that failure to abide by policies and procedures may result in discipline, including immediate termination of my employment. Nothing herein limits my at-will employment with the Company, pursuant to Section 12 above.

14. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns for no additional consideration. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer. I acknowledge that the term “the Company,” as used in this Agreement, shall also mean any such successor entity as the context requires.

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15. Severability. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

16. Protected Disclosures. I understand that nothing contained in this Agreement limits my ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company. I also understand that nothing in this Agreement limits my ability to share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

17. Entire Agreement. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter; provided, however, that this Agreement shall supplement, and shall not limit or be limited by, any other agreement I have with, or obligation I have to, the Company regarding noncompetition, no solicitation, confidentiality, assignment of inventions, and related covenants. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement will prevail.

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18. Interpretation, Governing Law, Forum Selection Clause. This Agreement and any claims arising under or relating to this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the State of New York and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any dispute, controversy, claim or legal actions by one party against the other shall be commenced and maintained in confidential, binding arbitration subject to a protective order against disclosure and administered by the American Arbitration Association under its Commercial Arbitration Rules. However, Columbia Care may seek an injunction from any court of competent jurisdiction to prevent a disclosure of any Proprietary Information in breach or violation of this Agreement. The Place of arbitration shall be New York City in the State of New York and New York law shall apply. Only a single, mutually acceptable arbitrator shall be used. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereby irrevocably submits to the jurisdiction of such binding arbitration for the purposes of any such dispute, controversy or claim.

19. Execution of Agreement. This Agreement shall be binding and effective upon the undersigned’s signature.

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BY SIGNING BELOW, I CERTIFY THAT I HAVE READ THIS AGREEMENT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed: /s/ Michael Abbott

Type or print name: Michael Abbott

Date: December 23, 2019

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EXHIBIT A

DATE:	December 23, 2019

TO:	Columbia Care. LLC (“Company”)

FROM:	Michael Abbott

SUBJECT:	Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements

☐	See below:

☐	Additional sheets attached

The following is a list of all patents, patent applications and other patent rights that I have invented:

☒	None

☐	See below:

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Appendix 1

California Labor Code Sections 2870

(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2)Result from any work performed by the employee for the employer. (b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Sections 2871

No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

Sections 2872

If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.

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